Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No.4 to the Registration Statement (No. 333-218013) on Form S-1/A of SkyWolf Wind Turbine Corp. of our report, dated April 20, 2018, relating to the financial statements of SkyWolf Wind Turbine Corp., appearing in the preliminary prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York
April 20, 2018